Exhibit 10.15

142 SANSOME STREET

Office Lease

Between

KING FAMILY
IRREVOCABLE TRUST

AS LANDLORD

AND

89bio, Inc.

AS TENANT

TABLE OF CONTENTS

Basic Lease Summary Information		i
1.	Parties	3
2.	Premises	3
3.	Purpose	3
4.	Term	3
5.	Possession	4
6.	Rent	4
7.	Rental Adjustment	5
8.	Security Deposit	7
9.	Late Charge	7
10.	Uses Prohibited	7
11.	Compliance with Law	8
12.	Alterations	8
13.	Repair	9
14.	Abandonment	9
15.	Liens	9
16.	Assignment and Subletting	10
17.	Indemnification of Landlord	11
18.	Insurance	12
19.	Utilities	12
20.	Personal Property and Other Taxes	13
21.	Rules and Regulations	13
22.	Holding Over	13
23.	Subordination	14
24.	Entry by Landlord	14
25.	Insolvency or Bankruptcy	15
26.	Default	15
27.	Destruction or Damage	16
28.	Eminent Domain	17
29.	Plats and Riders	17
30.	Estoppel Certificates	17
31.	Right of Landlord to Perform	17
32.	Attorney Fees	18
33.	Surrender of Premises	18
34.	Waiver	18
35.	Notices	18
36.	Notice of Surrender	19
37.	Defined Terms and Marginal Headings	19
38.	Time and Applicable Law	19
39.	Successors	19
40.	Entire Agreement	19
41.	Real Estate Brokers	19
42.	Authorization	20
43.	Additional Provisions	20

44.	Required Disclosures Related to Accessibility Standards	20
45.	Facsimile Signatures	21

Exhibit A – Rules and Regulations for the Building

Exhibit B – Floor Plan

Exhibit C – Tenant’s Work

Exhibit D – Disability Access Obligations Under San Francisco Administrative Code Chapter 38

Exhibit E – San Francisco Small Business Commission’s Access Information Notice

Basic Lease Information

142 Sansome Street

The following is a summary of Basic Lease Information.  To the extent there is any conflict between the provisions of this Summary and any provision of the Lease, the Lease provision shall control.

LEASE DATE:	December 5, 2019
LANDLORD:	KING FAMILY IRREVOCABLE TRUST
ADDRESS OF LANDLORD:	c/o King & Co. Investment Management Inc. 142 Sansome Street, Suite 600 San Francisco, CA 94104
TENANT:	89bio, Inc.
ADDRESS OF TENANT:	142 Sansome Street, 2nd Floor San Francisco, CA 94104
PREMISES:	Floor	Rentable Square Footage
	2nd	3,554
142 Sansome Street San Francisco, CA 94104
LEASE TERM:	Two (2) Years
RENEWAL OPTION:	One (1) Two (2) Years Option to Renew
BASE RENT:	OFFICE SPACE BASE RENT
Year 1: $59.00 psf, per annum fully serviced or $17,473.83 per month Year 2: $60.77 psf, per annum fully serviced or $17,998.05 per month
SCHEDULE COMMENCEMENT DATE:	January 15, 2020
RENT COMMENCEMENT DATE:	January 15, 2020
EXPIRATION DATE:	January 14, 2020
BASE EXPENSE YEAR:	2020
USE:	General Office Use
TENANT’S PERCENTAGE SHARE:	18.79%
INITIAL SECURITY DEPOSIT:	$71,992.20
TENANT’S BROKER:	T3 Advisors 140 Geary St, Ste 1000 San Francisco, CA 94108 Attn: Andrew Zink / Allison Hoffman

i

LANDLORD’S BROKER:	Kidder Mathews 101 Mission St, Suite 1800 San Francisco, CA 94105 Attn: Brad Van Blois
ATTACHMENTS:

Exhibit A - Rules and Regulations
Exhibit B - Floor Plan
Exhibit C - Tenant’s Work
Exhibit D - Disability Access Obligations Under SF Administrative Code Chapter 38
Exhibit E - SF Small Business Commission’s Access Information Notice

ii

OFFICE LEASE

Parties

1.	This Lease is made this 5th day of December, 2019 between King Family Irrevocable Trust, as Landlord, and 89bio, Inc. as Tenant,

WITNESSETH:

Premises

2.

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those certain premises (hereinafter called “premises”) being the entire 2nd floor of that certain building (hereinafter called “building”) known as 142 Sansome Street, San Francisco, CA, 94104.

Said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

Purpose

3.	The premises shall be used for general office purposes and for no other use or purpose without the prior written consent of Landlord.

Term

4.

The term of this Lease shall be for two (2) years, commencing on the 15th day of January, 2020, and ending on the 14th day of January, 2022 (the “Lease Term”).  Landlord shall provide Tenant access to the premises between December 9, 2019 to December 19, 2019 without any obligation to pay rent for the sole purpose of Tenant’s work (see Exhibit C).  In addition, beginning January 6, 2020 Tenant shall have access to complete Tenant’s Work and for installation of furniture, fixtures and equipment.  No access to the premises will be given to Tenant during December 20, 2019 to January 5, 2020.

4.1	Option to Extend

Tenant shall have the option to extend the Lease Term for an additional period of two (2) years (the “Extension Term”).  The Extension Term shall be on all the terms and conditions of this Lease, except that Tenant shall not have the option to further extend the Lease Term and the rental rate will be at Market Value (as defined in Paragraph 6(c)).  Tenant must exercise its option to extend the Lease Term by written notice to Landlord no less than one hundred eighty (180) days and no more than two hundred seventy (270) days prior to the end of the initial “Lease Term.”

Possession

5.

If Landlord, for any reason whatsoever, cannot deliver possession of the premises to Tenant at the commencement of the term hereof, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event there shall be a proportionate reduction of rent covering the period between the commencement of the term and the time when Landlord can deliver possession.  Should Landlord tender possession of the premises to Tenant prior to the date specified for the commencement of the term, and Tenant accepts such prior tender, such prior occupancy shall be subject to all terms, covenants, and conditions of this Lease.  No delay in delivery of possession shall operate to extend the term hereof.  Tenant hereby accepts the premises in its “AS IS” condition with the exception that Tenant, at Tenant’s sole cost and expense shall perform the work to the premises which is identified on Exhibit C attached hereto.  The premises will be delivered vacant, broom clean, with all furniture and personal property removed and all building systems in good operating condition.

Rent

6.

(a) On or before the first day of each calendar month during the term hereof Tenant shall pay to Landlord, as minimum monthly rent for the premises, the sum described in the Basic Lease Information.  The minimum monthly rent for any partial month (inclusive of the month of February) shall be prorated at the rate of 1/30 of the minimum monthly rent per day.  Notwithstanding the foregoing, Tenant shall pay to Landlord together with Tenant’s execution of this Lease, an amount equal to the monthly base rent payable for the first full calendar month of the Lease term, which amount shall be applied to the monthly base rent first due and payable hereunder.

Said rent shall be paid by Tenant to Landlord, c/o King & Co. Investment Management Inc., in advance, without deduction or offset, in lawful money of the United States of America at King & Co. Investment Management Inc., 142 Sansome Street, Suite 600, San Francisco, California, 94104 or to such other person or to such other place as Landlord may from time to time designate in writing.

(b)All charges and other amounts of any kind payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.  Landlord shall have the same remedies for default in the payment of additional rent as for default in the payment of basic rent.  Basic rent and additional rent are collectively sometimes hereinafter referred to as rent.

(c)If Tenant exercises its option to extend the Lease Term pursuant to Paragraph 4.1, the monthly rent payable during such extension period shall be adjusted as of the first (1st) day of the extension term (the “Market Rent Date”) to the Market Rent, determined as follows:

Definition. The term “Market Rent” shall mean the monthly amount per rentable square foot in the Premises that a willing, non-equity, non-renewal, non-expansion new tenant would pay and a willing landlord would accept at arm’s length for space in a comparable building or buildings, with comparable tenant improvements, in a comparable location, giving appropriate consideration to monthly rental rates per rentable square foot, the presence or absence of periodic rent escalations, operating expenses and tax pass-throughs, length of lease term, site and location of premises being leased, and other generally applicable terms and conditions of tenancy for a similar building or buildings; provided, however, Market Rent shall in no event be less than the minimum monthly rent during the last month of the initial Lease term.

Agreement on Market Rent. No later than one hundred eighty (180) days prior to the Market Rent Date, Landlord and Tenant, upon notice from Landlord, shall agree on the Market Rent. If the parties are unable to agree on the Market Rent, the parties shall choose a licensed Real Estate Appraiser who shall determine the Market Rent.  The cost of said Real Estate Appraiser shall be borne equally by the parties.  If the parties are unable to agree on a licensed Real Estate Appraiser, each party shall select one Appraiser to appraise the Market Rent.  If the difference between the two appraisals is 20% or less of the lower appraisal, then the Market Rent shall be the average of the two appraisals.  If the difference between the two appraisals is greater than 20% of the lower appraisal, the two Appraisers shall select a third licensed Real Estate Appraiser to appraise the Market Rent.  The Market Rent shall in such case be the average of the three appraisals.  The cost of the third appraisal shall be borne equally by the parties.

Amendment of Lease.  Immediately after the Market Rent is determined pursuant to this Paragraph 6(c), Landlord and Tenant shall execute an amendment to the Lease stating the new Base Rent in effect.

Rental Adjustment

7.

(a) In addition to the monthly rent provided for in Paragraph 6 hereof, Tenant shall pay to Landlord the sums set forth in the following subparagraphs.  Tenant’s percentage share as set forth below has been calculated by dividing the number of square feet of rentable area in the Premises by the number of square feet of rentable area in the building.  In the event the rentable area of the building is changed, the Tenant’s percentage share shall be appropriately adjusted. Rentable area shall be based upon the then current Building Owners and Managers Association International (BOMAI) standard method of floor measurement for office buildings.  Tenant hereby approves and accepts Landlord’s calculation of Tenant’s current percentage share as set forth below.

(b)Tax Increases and Assessments

Tenant shall pay to Landlord Tenant’s percentage share of any increase in real property taxes and assessments or other fees or charges of whatsoever kind or character imposed by a governmental agency which may be levied on the land and building of which the premises are a part and personal property taxes levied on personal property of Landlord used in the operation of said land and building above the amount of such taxes levied and assessed for the Base Tax Year, either by way of increase in the rate or in the assessed valuation of said land and building or by imposition of any such charges by ordinance or statute of any authority having jurisdiction.  For the purposes of the foregoing, (a) real and personal property taxes shall include, without limitation, taxes of every kind and nature levied and assessed in lieu of or in substitution for existing or additional real or personal property taxes on said land and building as well as any form of assessment, license, fee, levy, penalty, or tax (other than income, inheritance or estate taxes), imposed by any authority having the direct or indirect power to tax, including any city, county, state, or federal government, or any school, agriculture, lighting, drainage, or other improvement district, as against any legal or equitable interest of Landlord in the premises or in the real property of which the premises are a part, or as against Landlord’s right to rent or other income therefrom, or as against Landlord’s business of leasing the premises.  In addition, Tenant shall pay one hundred per cent (100%) of any increase in taxes or assessments of whatsoever kind and nature (including, without limitation, all personal property taxes) caused by improvements or installations made by Tenant to the premises at any time during the term hereof.  The total amounts due hereunder shall be paid to Landlord on or before the date full payment of such taxes or assessments or, if payable in installments, the date payment of the first installment of such taxes or assessments shall become due.  In the event said taxes or assessments are charged to or paid or payable by Landlord, Tenant forthwith upon demand therefore, shall reimburse Landlord for all amounts of such taxes or assessments chargeable against Tenant pursuant to this subparagraph (b) and paid by Landlord.

(c)Operating Expense Increases

Tenant shall pay to Landlord, at the times hereinafter set forth, an amount equal to Tenant’s percentage share of any increase in direct expenses paid or incurred by Landlord on account of the operation or maintenance of the building above such direct expenses paid or incurred by Landlord during the Base Expense Year.  “Direct Expenses” as used herein shall include all direct costs of operation and maintenance as determined by standard accounting practices as set forth in the Building Owners and Managers Association International (BOMAI) chart of accounts from time to time (excluding, however, any and all taxes of the nature set forth in subparagraph (b) above) and shall include the following by way of illustration but not limitation:  the cost of contesting by appropriate proceeding the amount or the validity of any of the aforementioned taxes or fees; water and sewer charges; insurance premiums, license; permit and inspection fees; charges for all power; janitorial services; labor; supplies; materials, equipment and tools; management expenses and the cost of capital improvements made by Landlord to the building that are intended to reduce other Operating Expenses or that are required under any governmental law or regulation that is not applicable to the building as of the date of this Lease, such cost or allocable portion thereof to be amortized over such reasonable period as Landlord shall determine together with interest on the unamortized balance at the rate that was paid by Landlord on funds borrowed for the purpose of constructing or installing such capital improvements, or, if Landlord does not borrow such funds, would have been paid had the Landlord borrowed funds for such purpose but in no event shall such interest rate exceed the maximum rate permitted by law.  “Direct expenses” as used herein shall not include depreciation on the building, real estate broker’s commissions, tenant improvements, interest and capital items other than those referred to above.

Statements of the amount of direct expenses for the preceding calendar year and the amount of such increase payable by Tenant shall be determined or estimated by Landlord and shall be given to Tenant on such date as Landlord shall from time to time determine.  All amounts payable by Tenant as shown on said statement shall be paid by Tenant within the time required by said statement.  If during any such year Landlord shall revise its estimate of Tenant’s share of said expense for said year, Landlord shall advise Tenant and commencing on the next date payment of additional charges are due, Tenant shall pay all additional charges based on such revised estimate for the portion of the year already elapsed and shall commence paying the additional charges based on such revised estimate for the remainder of such year.

Security Deposit

8.

Simultaneously with the execution of this Lease, Tenant shall deposit with Landlord the sum of $71,992.20 which shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease.  Provided that at the end of the term Tenant shall have delivered up the Premises to Landlord, broom clean, and in the same condition as at the commencement date, reasonable wear excepted, said sum held as security shall be returned to Tenant.  No interest shall be payable thereon and Landlord shall not be required to keep said sum in a separate account.  If Tenant fails to pay any Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may at its option apply or retain all or any portion of the deposit for the payment of any Rent or other charge in default or the payment of any other sum to which Landlord may become obligated by Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby.  If Landlord so uses or applies all or any portion of the deposit, then within 10 days after demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the deposit to the full amount thereof, and Tenant’s failure to do so shall be a material breach of this Lease.  Landlord’s application or retention of the deposit shall not constitute a waiver of Tenant’s default to the extent that the deposit does not fully compensate Landlord for all losses or damages incurred by Landlord in connection with such default and shall not prejudice any other rights or remedies available to Landlord under this Lease or by law.  Tenant hereby unconditionally and irrevocably waives the benefits and protections of California Civil Code Section 1950.7, and, without limitation of the scope of such waiver, acknowledges that Landlord may use all or any part of the security deposit to compensate Landlord for damages resulting from termination of this Lease and the tenancy created hereunder (including, without limitation, damages recoverable under California Civil Code Section 1951.2).

No security or guaranty which may now or hereafter be furnished Landlord for the payment of the rent herein reserved or for performance by Tenant of the other covenants or conditions of this Lease shall in any way be a bar or defense to any action in unlawful detainer, or for the recovery of the premises, or to any action which Landlord may at any time commence for a breach of any of the covenants or conditions of this Lease.

Late Charge

9.

All rent payable by Tenant to Landlord hereunder, if not received by Landlord within five (5) days after its due date, shall bear a late charge equal to ten percent (10%) of the amount due together with interest accruing from the date due at the maximum interest rate permitted by law, which late charge and interest shall be payable forthwith upon demand.  (The foregoing shall be in addition to any other right or remedy of Landlord.)

Uses Prohibited

10.

Tenant shall not do or permit anything to be done in or about the premises nor bring or keep anything therein which will in any way increase the rate of or affect any fire or other insurance upon the building or any of its contents or cause a cancellation of any insurance policy covering said building or contents.  Tenant shall not do or permit anything to be done in or about the premises which will in any way obstruct or interfere with the rights of other Tenants or occupants of the building or injure or annoy them, or use or allow the premises to be used for any residential, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the premises.  No cooking devices or other odor causing devices, water filtration devices or dispensers, dishwashers, loudspeakers or other similar device, system or apparatus which can be heard or experienced outside the premises shall, without the prior written approval of Landlord, be used in or at the premises.  Tenant shall not commit or suffer to be committed any waste in or upon the premises.

Compliance with Law

11.

Tenant shall not use or permit anything to be done in or about the premises which will in any way conflict with any law, statute, ordinance or governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated.  Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use of occupancy of the premises, excluding structural changes not related to or affected by Tenant’s improvements or acts.  The judgement of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement shall be conclusive of that fact as between Landlord and Tenant.  Further, Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations (“Hazardous Materials Laws”) relating to hygiene, environmental protection, or the presence, use generation, storage, transportation or disposal of any toxic or hazardous substances, as the same may be amended from time to time, including without limitation, obtaining any required permits or licenses, and Tenant shall handle, treat, manage and dispose of any and all toxic or hazardous substances in strict conformity with all manufacturers’ instructions and prudent business practices.

Alterations

12.

Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the premises or any part thereof without the written consent of Landlord first had and obtained.  Any alterations, additions or improvements to or of said premises, including without limitation any partitions, movable or otherwise, and all carpeting, shall at once become a part of the realty and belong to Landlord.  Movable furniture, equipment and trade fixtures shall remain the property of Tenant.  If Landlord consents to the making of any alterations, additions or improvements to the premises by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense and any contractor or person selected by Tenant to make the same must first be approved of in writing by Landlord.  Upon the expiration or sooner termination of the term Tenant, upon demand by Landlord, at Tenant’s sole cost and expense, forthwith and with all due diligence shall remove any alterations, additions or improvements made by Tenant designated by Landlord to be removed, and Tenant, forthwith and with all due diligence, at its sole cost and expense, shall repair any damage to the premises caused by such removal.  Tenant’s obligation to remove any alterations, additions, improvements, fixtures and/or personal property and to repair any damage from such removal shall survive the termination of this Lease.

Construction of the alterations, additions or improvements shall be completed in accordance with drawings and specifications approved in advance in writing by Landlord, shall be carried out in a good and workmanlike manner, and shall comply with all applicable requirements of governmental authorities and such additional conditions as Landlord may reasonably impose.

Tenant hereby agrees to use reasonable efforts to notify Landlord if Tenant makes any alterations or improvements to the Premises that might impact accessibility to the Premises or Building under any disability access laws, and any disability access improvements to the Building or Premises required due to alterations or improvements made to the Premises by Tenant shall be the responsibility of Tenant.  Landlord hereby agrees to use reasonable efforts to notify Tenant if Landlord makes any alterations or improvements to the Premises that might impact accessibility to the Premises or Building under any disability access laws.

Repair

13.

By entry hereunder upon the commencement of the term hereof, Tenant accepts the premises as being in good, sanitary order, condition and repair.  Tenant, at Tenant’s sole cost and expense, shall keep the premises and every part thereof in good condition and repair, damage thereto by fire, earthquake, act of God or the elements not caused by Tenant’s negligent or willful act excepted, Tenant hereby waiving all rights to make repairs at the expense of the Landlord as provided by law, stature or ordinance now or hereafter in effect, including, without limitation, the provisions of California Civil Code Sections 1932(1), 1941 and 1942.  Upon the expiration or sooner termination of the term hereof, Tenant shall surrender the premises to Landlord in the same condition as when received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements excepted, unless caused by Tenant’s negligent or willful act. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, repair, decorate or paint the premises or any part thereof and that no representations respecting the condition of the premises or the building have been made by Landlord to Tenant. There shall be no abatement of Rent and no liability to Landlord by reason of any injury or to interference with Tenant’s business arising from the making of any repairs or performance of any maintenance obligations by the Landlord.  Landlord shall be responsible for maintenance, repairs and replacement, as necessary, of structured elements, building systems and common areas.

Abandonment

14.

Tenant shall not vacate or abandon the premises at any time during the term hereof, and if Tenant shall abandon, vacate or surrender the premises or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the premises shall be deemed to be abandoned, at the option of Landlord.

Liens

15.

Tenant shall keep the premises and the building and the land upon which the building is situated free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant.  Tenant shall in the event of the filing of any such lien, post any bond required to release the premises therefrom.  Should Tenant fail to remove any such lien within five (5) business days after notice to do so from Landlord, Landlord may, in addition to any other remedies, record a bond pursuant to California Civil Code Section 3143 and all amounts incurred by Landlord in so doing shall become immediately due and payable by Tenant to Landlord as additional rent.  Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the building from such liens.

Assignment and Subletting

16.

(a) Tenant shall not mortgage, pledge, hypothecate or encumber this Lease or any interest therein.  Tenant shall not assign this Lease or sublet or suffer any other person (the agents and servants of Tenant excepted) to occupy or use the premises, or any part thereof, or sublet any right or privilege appurtenant thereto without the prior written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld.  Landlord’s consent to one assignment, subleasing or occupancy shall not be deemed to be a consent to any subsequent assignment, subleasing or occupancy.

(b)Provided further and notwithstanding anything herein before set forth:  In the event that at any time or from time to time during the term of this Lease, Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall notify the Landlord in writing (the “Transfer Notice”) of the terms of the proposed assignment or subletting, and, in the case of a sublease, the area so proposed to be sublet and shall give Landlord the right to (x) terminate this Lease or (y) sublet from Tenant such space proposed to be subleased on the same terms as those contained in the Sublet Notice.  Such option shall be exercisable by Landlord in writing for a period of 15 days after receipt of the Sublet Notice.

If Landlord fails to exercise its option and Tenant desires to complete the proposed sublease, Tenant shall deliver an executed copy of such sublease to Landlord in order to obtain its consent as required in paragraph 16(a) above.  If Landlord consents to a sublease, then such sublease shall be subject to and made upon the following terms:

(i) any such sublease shall be subject to the terms of this Lease and the term thereof may not extend beyond the expiration of the term of this Lease; and

(ii) no subtenant shall have a right to further sublease its premises.

If Landlord fails to exercise such option, and Tenant fails to consummate a sublease with a third party within 60 days after the expiration of Landlord’s option period on the same terms and conditions contained in the Sublet Notice, Tenant shall be required to deliver a new Sublet Notice to Landlord and comply with the terms and conditions set forth above before any further subletting shall be permitted.

(c)Any rent or other consideration realized by Tenant under any assignment or sublease, in excess of the rent and all other amounts (including without limitation, Tenant’s share of the increases) payable hereunder (or the amount thereof proportionate to the portion of the premises subject to such sublease or assignment) and reasonable commissions and the cost of any alterations incurred in connection with such sublease or assignment, shall be divided and paid fifty percent (50%) to Landlord and fifty percent (50%) to Tenant.

(d)Regardless of Landlord’s consent, no subletting nor assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay rent and perform other obligations of Tenant under this Lease.

(e)Tenant shall pay Landlord’s reasonable cost, including without limitation of any legal fees, which incurred in connection with Tenant’s request to assign this Lease or sublet the premises, regardless whether or not the Landlord consents to the proposed transfer.

(f)If Tenant is a corporation or a partnership, the transfer (as a consequence of a single transaction) of fifty percent (50%) or more of the beneficial ownership interest of the voting stock of Tenant issued and outstanding as of the date hereof or of the partnership interests in Tenant, as the case may be, shall constitute an assignment hereunder for which such consent is required.  Any such sublease or assignment without the written consent of Landlord shall be void, and, at the option of Landlord, shall terminate this Lease.

(g)Tenant will have the right in the event of a merger, consolidation, reorganization, or recapitalization, whether or not Tenant survives as the surviving corporation, to assign or transfer this Lease to such surviving corporation; provided, however, such right of assignment or transfer will be limited to an assignee (i) whose net worth is equal to or greater than the net worth of Tenant at the time of such assignment or transfer and (ii) whose historical profitability (in both duration and amount) is equal to or greater than Tenant, as viewed at the time of the proposed assignment or transfer.  In the event Tenant contemplates making an assignment or transfer as provided in this subparagraph, Tenant will give thirty (30) days’ notice to Landlord of its intention to make such assignment or transfer and will furnish Landlord with all pertinent information as to the net worth of the proposed assignee or transferee.

Indemnification of Landlord

17.

Tenant agrees to indemnify and defend Landlord against and save Landlord harmless from any and all loss, cost, liability, damage and expense, including without limitation penalties, fines and reasonable attorneys’ fees and costs, incurred in connection with or arising from any cause whatsoever in, on or about the premises, including without limiting the generality of the foregoing:  (1) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant’s part to be observed or performed, or (2) the use of occupancy or manner of the use or occupancy of the premises by Tenant or any other person or entity claiming through or under Tenant, including without limitation, the presence, use, generation, storage, transportation or disposal of any toxic or hazardous substances, or (3) the condition of the premises or any occurrence or happening on the premises from any cause whatsoever, or (4) any acts, omissions or negligence of Tenant or of Tenant’s agents, contractors, employees, subtenants, licensees, invitees or visitors or any such person or entity, in, on or about the premises or the building, either prior to the commencement of, during, or after the expiration of the term, including without limitation any acts, omissions or negligence in the making or performing of any alterations.  Tenant further agrees to indemnify, defend and save harmless Landlord and Landlord’s agents from and against any and all loss, cost, liability, damage and expense, incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy condition, occurrence, happening, act, omission or negligence referred to in the preceding sentence.  In the event any action or proceeding is brought against Landlord for any claim against which Tenant is obligated to indemnify Landlord hereunder, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant’s sole expense by counsel approved by Landlord, which approval shall not be unreasonably withheld.  The provisions of this Paragraph 17 shall survive the expiration or earlier termination of this lease.

Insurance

18.

Tenant agrees to keep in force during the term hereof, at Tenant’s expense, (i) public liability and property damage insurance with combined single limits in the amount of not less than $2 million ($2,000,000.00), (ii) employer’s liability for bodily injury by disease per person and bodily injury by accident with minimum limits of $1 million ($1,000,000), and (iii) statutory workers’ compensation, (iv) an “all risk” or “special causes of loss” property policy in the amount of the full replacement cost covering Tenant’s personal property and any alterations made by or at the request of Tenant, with Landlord insured as its interest may appear, and (v) an “all risk” or “special causes of loss” policy of business interruption and/or loss of income insurance covering a period of one (1) year.  Said public liability policy shall name Landlord as an additional insured, and shall insure Landlord’s contingent liability as respects acts or omissions of Tenant, shall be issued by an insurance company licensed to do business in the state of California; and shall provide that said insurance shall not be cancelled or amended unless thirty (30) days prior written notice to Landlord is first given.  Said policy or a certificate thereof shall be delivered to Landlord by Tenant prior to the commencement of the term and each renewal of such insurance.  Tenant hereby waives all rights of subrogation against Landlord to which any insurance carrier may at any time become entitled under any policy of insurance carried by Tenant.  Landlord herby waives all rights of subrogation against Tenant to which any insurance carrier may at any time become entitled under any policy of insurance carried by Landlord.

Utilities

19.

Landlord shall furnish to the premises, during the period from 8:00 a.m. to 5:00 p.m., Monday through Friday, except for New Year’s Day, Washington’s Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas, and other such holidays as are generally recognized in San Francisco, California, and subject to rules and regulations from time to time established by Landlord:  (a) heating, air conditioning in amounts required in Landlord’s reasonable judgement, for the normal use and occupancy of the Premises, (b) passenger elevator service, (c) electricity, (d) water for lavatory purposes and (e) janitorial services consistent with office buildings in the San Francisco financial district suitable for the use of the premises.  It is understood that such passenger elevator service, electricity and water will be available twenty-four (24) hours a day, 365 days a year, subject to force majeure or security procedures.  At Tenant’s written request, lighting, heating and air conditioning (“HVAC”) will be available at hours other than those specified above after twenty-four (24) hour written notice to Landlord (provided that if Tenant fails to provide such written notice 24 hours in advance, Landlord shall nonetheless use good faith efforts to provide such service) and upon Tenant’s agreement to pay Landlord’s charges for such services.  The current charge for such non-standard HVAC is fifty-five dollars ($55) per hour per floor.  Tenant understands and agrees that such costs are those currently charged by Landlord as of the date of this Lease, and that such figures are not intended in any way be binding upon Landlord.  Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of rent by reason of Landlord’s failure to furnish any of the foregoing when such failure or delay is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or is caused directly or indirectly by the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other form of energy serving the premises or the building, or by any other cause, similar or dissimilar.  Landlord shall not be liable under any circumstances for loss of business or injury to property, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing. Tenant shall pay and provide for all services and utilities not furnished by Landlord.  In no event, however, shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant’s property arising out of or in connection with the failure of any security services, personnel or equipment.

Tenant will not, without the written consent of Landlord, use any apparatus or device in the premises which will in any way increase the amount of electricity, cooling capacity or water usually furnished or supplied for use of the premises for general office purposes or connect with electric current, except through existing electrical outlets in the premises, or water pipes, any apparatus or device for the purpose of using electric current or water.  If Tenant shall require water or electric current in excess of that customarily furnished or supplied to other Tenants of the building for use of their premises for general office purposes, Tenant shall first procure the consent of Landlord, which Landlord may refuse, to the use thereof.

Personal Property and Other Taxes

20.

Tenant shall pay, before delinquency, (a) any and all taxes levied or assessed and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property located in the premises; (b) any and all taxes or increases therein levied or assessed on Landlord or Tenant by virtue of alterations, additions or improvements to the premises made by Tenant or Landlord at Tenant’s request; and (c) any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto which are upon or measured by the monthly rent or other charges payable hereunder, including, without limitation, any gross receipts tax or excise tax levied by the City and County of San Francisco, the State of California, the Federal government or any other governmental body with respect to the receipt of such rental.  In the event said taxes are charged to or paid or payable by Landlord, Tenant, forthwith upon demand therefore, shall reimburse Landlord for all of such taxes paid by Landlord.

Rules and Regulations

21.

Tenant shall faithfully observe and comply with the rules and regulations printed on or annexed to this Lease and all modifications of and additions thereto applicable to all Tenants of the building from time to time put into effect by Landlord of which Tenant shall have notice.  Landlord shall not be responsible to Tenant for the nonperformance by any other Tenant or occupant of the building of any of said rules and regulations. However, Landlord shall enforce its rules and regulations in a non-discriminatory manner.

Holding Over

22.

If Tenant holds possession of the premises after the term of this lease, Tenant shall, (at option of Landlord to be exercised by Landlord’s giving written notice to Tenant and not otherwise) become a Tenant from month to month upon the terms and conditions herein specified, so far as applicable, at a monthly rental equal to one hundred fifty percent (150%) of the office base rent then being paid, payable in advance, in lawful money, and shall continue to be such Tenant until thirty (30) days after Tenant shall have given to Landlord or Landlord shall have given to Tenant a written notice of intent to terminate such monthly tenancy.  Unless Landlord shall exercise the option hereby given him, Tenant shall be a Tenant at sufferance only, whether or not Landlord shall accept any rent from Tenant while Tenant is so holding over.  In addition, if the Premises are not timely surrendered at the expiration or sooner termination of this Lease, Tenant hereby agrees to indemnify Landlord against all loss or liability resulting from any delay by Tenant in so surrendering the Premises, including, but not limited to, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and actual attorneys’ fees and costs.

Subordination

23.

This Lease shall be subject and subordinate at all times to all ground or underlying leases which may now exist or hereafter be executed affecting the building and/or the land upon which the building is situated and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against said building and/or land or on or against the Landlord’s interest or estate therein or on or against any ground or underlying lease without the necessity of having further instruments on the part of Tenant to effectuate such subordination.  Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver, upon demand, such further instruments evidencing such subordination of this Lease to such ground or underlying leases and to the lien of any such mortgages or deeds of trust as may be required by Landlord.  Tenant hereby irrevocably appoints Landlord the attorney in fact of Tenant to execute and deliver any such instrument or instruments for or in the name of Tenant. In the event of termination of any ground or underlying lease, or in the event of foreclosure or exercise of any power of sale under any mortgage or deed of trust superior to this Lease or to which this Lease is subject or subordinate, upon Tenant’s attornment to the Lessor under such ground or underlying lease or to the purchaser at any foreclosure sale or sale pursuant to the exercise of any power of sale under any mortgage or deed of trust, this Lease shall not terminate and Tenant shall automatically be and become the Tenant of said Lessor under such ground or underlying Lease or to said purchaser, whichever shall make demand therefore.

Entry by Landlord

24.

Landlord reserves and shall at any and all reasonable times, upon reasonable prior notice to Tenant, except in cases of an emergency, have the right to enter the premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant hereunder, to submit the premises to prospective purchasers or Tenants, to post notices of non-responsibility, and to alter, improve or repair the premises and any portion of the building without abatement of rent and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing the entrance to the premises shall not be blocked thereby and further providing that the business of Tenant shall not be interfered with unreasonably.  Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy of quiet enjoyment of the premises, and other loss occasioned by such entry.  For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors, in, upon and about the premises excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the premises, and any entry to the premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the premises or an eviction of Tenant from the premises or any portion thereof.

Insolvency or Bankruptcy

25.

Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant, (b) an assignment by Tenant for the benefit of creditors, or (c) any action taken or suffered by Tenant under any insolvency, bankruptcy or reorganization act shall constitute a breach of this Lease by Tenant.  Upon the happening of any such event this Lease shall terminate five (5) days after written notice of termination from Landlord to Tenant.  In no event shall this Lease be assigned or assignable by reason of any voluntary or involuntary bankruptcy proceedings nor shall any rights or privileges hereunder be an asset of Tenant in any bankruptcy, insolvency or reorganization proceedings.

Default

26.

In the event of any breach or default of Lease by Tenant, which remains uncured after three (3) business days’ notice from Landlord to Tenant, or any non-monetary breach or default which remains uncured after fifteen (15) days’ notice from Landlord to Tenant, then Landlord, besides any other rights and remedies of Landlord at law or equity, shall have the right either to terminate Tenant’s right to possession of the premises and thereby terminate this Lease or to have this Lease continue in full force and effect with Tenant at all times having the right to possession of the premises.  Any property of Tenant removed may be stored in a public warehouse or elsewhere at the cost and for the account of Tenant.  Upon such termination Landlord, in addition to any other rights and remedies (including rights and remedies under Subparagraphs (1), (2) and (4) of Subdivision (a) of Section 1951.2 of the California Civil Code of any amendment thereto), shall be entitled to recover from Tenant the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided.  The worth at the time of award of the amount referred to in subparagraphs (1) and (2) of Subdivision (a) of Section 1951.2 of the California Civil Code shall be computed by allowing interest at the maximum rate allowed by law.  The worth at the time of the award of the amount referred to in subparagraph (3) of Subdivision (a) of Section 1951.2 of the California Civil Code shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus 1%.

Any proof by Tenant of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the premises and in the same geographic vicinity and such two real estate brokers shall select a third licensed real estate broker and the three licensed real estate brokers so selected shall determine the amount of rental loss that could be reasonably avoided for the balance of the term of this Lease after the time of award.  The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto.

Should Landlord, following any breach or default of this Lease by Tenant, elect to keep this Lease in full force and effect, with Tenant retaining the right to possession of the premises (notwithstanding the fact the Tenant may have abandoned the leased premises), then Landlord, besides the rights and remedies specified in Section 1951.4 of the California Civil Code “(lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations)” and all other rights and remedies Landlord may have at law or equity, shall have the right to enforce all of Landlord’s rights and remedies under this Lease.  Notwithstanding any such election to have this Lease remain in full force and effect, Landlord may at any time thereafter elect to terminate Tenant’s right to possession of said premises and thereby terminate this Lease for any previous breach or default which remains uncured, or for any subsequent breach or default.  If Tenant is in default even before the move-in date, Tenant shall be responsible for any loss, including, but not limited to the broker’s commission, Tenant Improvement costs, rent, and any legal fees.

Destruction or Damage

27.

(a) In the event the premises or a portion of the building is damaged by fire or other insured casualty, Landlord shall diligently repair the same to the extent possible with the insurance proceeds received by Landlord, subject to the provisions of this Section hereinafter set forth, if such repairs can in Landlord’s opinion be made within 90 days after issuance of a building permit therefor under the laws and regulations of federal, state and local governmental authorities having jurisdiction thereof.  In such event this Lease shall remain in full force and effect except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant’s agents, contractors, employees, subtenants, licensees, invitees or visitors, an abatement of basic rent shall be allowed Tenant for such part of the premises as shall be rendered unusable by Tenant in the conduct of its business during the time such part is so unusable.  Notwithstanding the foregoing, if such damage shall occur during the final year of the term of this Lease, Landlord shall not be obligated to repair such damage, but may instead elect to terminate this Lease upon written notice given to Tenant within 30 days after the date of such fire or other casualty, in which event this Lease shall terminate as of the termination date specified in Landlord’s notice.

(b)If such repairs cannot in Landlord’s opinion be made within 90 days after issuance of a building permit therefor or if such damage is uninsured, Landlord may elect upon notice to Tenant given 60 days after the date of such fire or other casualty to (i) repair or restore such damage, in which event this Lease shall continue in full force and effect, but basic rent shall be partially abated as hereinabove in this Section provided or (ii) terminate this Lease in which event this Lease shall terminate as of the termination date specified in Landlord’s notice.

(c)A total destruction of the building automatically shall terminate this Lease.  Landlord and Tenant acknowledge that this Lease constitutes the entire agreement of the parties regarding events of damage or destruction, and Tenant waives the provisions of California Civil Code Section 1932(2) and 1933(4) and any similar statute now or hereafter in force.

(d)If the premises are to be repaired under this Section, Landlord shall repair at its cost any injury or damage to the building itself and the initial improvements made by Landlord.  Tenant shall pay the cost of repairing or replacing all other improvements in the premises and Tenant’s trade fixtures, furnishings, equipment and other personal property.

Eminent Domain

28.

If all or any part of the premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, and such taking will substantially impair Tenant’s use of the premises for more than 90 days, either party hereto shall have the right, at its option, to terminate this Lease.  If all or any part of the building of which the premises are a part shall be taken or appropriated by any public or quasi-public authority under any power of eminent domain, Landlord may terminate this Lease.  In either of such events, Landlord shall be entitled to and Tenant upon demand of Landlord shall assign to Landlord any rights of Tenant to any and all income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such public or quasi-public use or purpose, and Tenant shall have no claim against Landlord or the condemnor for the value of any unexpired term of this Lease.  If a part of the premises shall be so taken or appropriated and neither party hereto shall elect to terminate this Lease, the rent thereafter to be paid shall be equitably reduced.

Plats and Riders

29.

Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof, and in the event of variation or discrepancy the duplicate original hereof, including such clauses, plats and riders, if any, held by Landlord shall control.

Estoppel Certificates

30.

At any time and from time to time, upon not more than ten (10) business days prior request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement certifying the date of commencement of this Lease, stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and the date and nature of such modifications) and the dates to which the rent has been paid, and setting forth such other matters as may reasonably be requested by Landlord.  Landlord and Tenant intend that any such statement delivered pursuant to this paragraph may be relied upon by any mortgagee or the beneficiary of any Deed of Trust or by any purchaser or prospective purchaser of the building.  Tenant hereby irrevocably appoints Landlord as its agent and attorney in-fact to execute, acknowledge and deliver any such certificate in the name of and on behalf of Tenant, in the event that Tenant fails to so execute, acknowledge and deliver any such certificate within 10 days after receipt thereof.

Right of Landlord to Perform

31.

All covenants and agreements to be kept or performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent.  If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated to, and without waiving any default of Tenant or releasing Tenant from any obligations of Tenant hereunder, make any such payment or perform any such other act on Tenant’s part to be made or performed as in this Lease provided.  All sums so paid by the Landlord and all necessary incidental costs, together with interest thereon at the rate of ten percent (10%) per annum from the date of such payment by the Landlord, shall be paid to Landlord forthwith on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in payment of rent.

Attorney Fees

32.

If as a result of any breach or default on the part of Tenant under this Lease, Landlord uses the services of any attorney in order to secure compliance with this Lease, Tenant shall reimburse Landlord upon demand as additional rent for any and all reasonable attorneys’ fees and expenses incurred by Landlord, whether or not formal legal proceedings are instituted.  Should either party bring action against the other party, by reason of or alleging the failure of the other party to comply with any or all of its obligations hereunder, whether for declaratory or other relief, then the party which prevails in such action shall be entitled to its reasonable attorneys’ fees and expenses related to such action, in addition to all other recovery or relief.  A party shall be deemed to have prevailed in any such action (without limiting the generality of the foregoing) if such action is dismissed upon the payment by the other party of the sums allegedly due or the performance of obligations allegedly not complied with, or if such party obtains substantially the relief sought by it in the action, irrespective of whether such action is prosecuted to judgment.  In addition, if either party to this Lease becomes a party to or is involved in any way in any action concerning this Lease or the premises by reason in whole or in part of any act, neglect, fault or omission of any duty by the other party, its employees or contractors, the party subjected to said involvement shall be entitled to reimbursement for any and all reasonable attorneys’ fees and costs.

Surrender of Premises

33.

The voluntary or other surrender of this Least by Tenant or mutual cancellation thereof shall not work a merger and, at the option of Landlord, shall terminate all or any existing subleases or subtenancies, or at the option of Landlord, may operate as an assignment to Landlord of any or all such subleases or subtenancies.

Waiver

34.

The waiver by Landlord or Tenant of performance of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained.  The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

Notices

35.

All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing.  All notices and demands by Landlord to Tenant shall be delivered personally or sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the premises, or to Valence Law Group, PC, 2855 Mitchell Drive, Suite 260, Walnut Creek, CA 94598 Fax: (415) 358-4570, krista@valencelaw.com, Attn: Krista Kim, or to such other place as Tenant may from time to time by like notice designate.  All notices and demands by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at King & Co. Investment Management Inc., 142 Sansome Street, Suite 600, San Francisco, CA 94104 or to such other place as Landlord may from time to time by like notice designate.

Notice of Surrender

36.

At least one hundred eighty (180) days before the last day of the term hereof, Tenant shall give to Landlord a written notice of intention to surrender the premises on that date, but nothing contained herein or any failure to give such notice shall be construed as an extension of the term hereof or as consent of Landlord to any holding over by Tenant.

Defined Terms and Marginal Headings

37.

The words “Landlord” and “Tenant”, as used herein shall include the plural as well as the singular words used in masculine gender include the feminine and neuter. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.  The marginal headings and titles to the paragraphs of the Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

Time and Applicable Law

38.	Time is of the essence of this Lease and each and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the premises are located.

Successors

39.

Subject to the provisions of Paragraph 16 hereof, the covenants and conditions herein contained shall be binding upon and inure to the benefits of the heirs, successors, executors, administrators and assigns of the parties hereto.

Entire Agreement

40.

This Lease constitutes the entire agreement between Landlord and Tenant and no promises or representations, express or implied, either written or oral, not herein set forth shall be binding upon or inure to the benefit of Landlord or Tenant.  This Lease shall not be modified by any oral agreement, either express or implied, and all modifications hereof shall be in writing and signed by both Landlord and Tenant.

Real Estate Brokers

41.

Tenant represents and warrants that it has negotiated this Lease directly with the real estate broker(s) identified in the Basic Lease Information (the “Broker”) and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Lease.  Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims by any real estate broker or salesman other than the Broker for a commission, finder’s fee or other compensation as a result of Tenant’s entering into this Lease.  Tenant’s broker will be paid a commission equal to $2.00 per square foot per year.  Commission to be paid fifty percent (50%) upon lease execution and fifty percent (50%) upon lease commencement.  Any commission payable to Landlord’s Broker shall be payable pursuant to a separate agreement between Landlord and Landlord’s Broker.

Authorization

42.

Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant and that such execution is binding upon Tenant.

Additional Provisions

43.	The exhibits and addenda listed below are incorporated by reference in this Lease.

Required Disclosures Related to Accessibility Standards

44.

For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp).  As required by Section 1938(c) of the California Civil Code, Landlord hereby states as follows:  “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows:  (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp designated by Landlord; and (b) pursuant to the terms of Article 13 hereof, Tenant, at its cost, is responsible for making any repairs within the Premises to correct violations of construction-related accessibility standards; and, if anything done by or for Tenant in its use or occupancy of the Premises shall require repairs to the Building (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall, at Landlord’s option, either perform such repairs at Tenant’s sole cost and expense or reimburse Landlord upon demand, as additional rent, for the cost to Landlord of performing such repairs.

Landlord and Tenant hereby acknowledge that prior to the execution of this Lease, Landlord and Tenant executed a Disability Access Obligations Notice pursuant to San Francisco Administrative Code Chapter 38.  In addition, Tenant acknowledges receipt from Landlord of an Access Information Notice in Tenant’s requested language as required by San Francisco Administrative Code Chapter 38, and Tenant hereby confirms that Tenant’s requested language is English.  Tenant acknowledges that such notices comply with the requirements of San Francisco Administrative Code Chapter 38.

Facsimile Signatures

45.

The parties shall be bound by their signatures transmitted by facsimile or electronic mail (in pdf format) as if such signatures were original “ink” signatures.  They further agree to forward original “ink” signatures promptly following the transmission of signatures by facsimile or electronic mail.  This Agreement shall be enforceable with facsimile signatures or electronically-transmitted signatures if one or more parties does not deliver an original signature.

[Signatures appear on the following page]

IN WITNESS WHEREOF Landlord and Tenant have executed
this Lease the day and year first above written.

LANDLORD	TENANT

By: King Family Irrevocable Trust	By: 89bio, Inc.

(a Delaware Corporation)

/s/ Shirley King	/s/ Ryan Martins

By: Shirley King	By: Ryan Martins

Its: Trustee	Its: Chief Financial Officer

Date: 12/9/2019	Date: 12/9/2019